Exhibit 99.1

BOTTINI & BOTTINI, INC.

Francis A. Bottini, Jr. (SBN 175783)

fbottini@bottinilaw.com

Yury A. Kolesnikov (SBN 271173)

ykolesnikov@bottinilaw.com

7817 Ivanhoe Avenue, Suite 102

La Jolla, California 92037

Telephone: (858) 914-2001

Facsimile: (858) 914-2002

JOHNSON & WEAVER, LLP

Frank J. Johnson (SBN 174882)

frankj@johnsonandweaver.com

600 West Broadway, Suite 1540

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

State Plaintiffs’ Lead Counsel

[Additional Counsel listed on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF YOLO

IN RE MARRONE BIO INNOVATIONS,	Lead Case No. CV14-1481
INC. DERIVATIVE LITIGATION	(Consolidated with CV15-1423)

STIPULATION OF SETTLEMENT

	FILED:	September 9, 2014
	JUDGE:	Hon. Timothy L. Fall
	DEPT:	11

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STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated November 15, 2016 (“Stipulation” or “Settlement”), is made and entered into by and among Plaintiffs and their respective counsel in the following actions: (i) Mandelberg v. Pamela G. Marrone, et al., No. CV14-1481 (Cal. Super. Ct., County of Yolo) (“Mandelberg Action”); Zeller v. Pamela G. Marrone, et al., No. CV15-1423 (Cal. Super. Ct., County of Yolo) (“Zeller Action,” and together with the Mandelberg Action, the “State Derivative Action”); Spencer v. Pamela G. Marrone, et al., No. 14-cv-2779 (E.D. Cal.) (“Spencer Action” or the “Federal Derivative Action,” and together with the State Derivative Action, the “Actions”) (on behalf of themselves and derivatively on behalf of Marrone Bio Innovations, Inc. (“MBII” or the “Company”)); (ii) Defendants Pamela G. Marrone, Elin Miller, Dr. Pamela Contag, Tim Fogarty, Shaugn Stanley, George H. Kerckhove, Les Lyman, Rich Rominger, James B. Boyd, Donald J. Glidewell, Joe Hudson, Lawrence Hough, Ranjeet Bhatia (the “MBII Defendants”), Hector Absi (“Absi” and with the MBII Defendants, the “Individual Defendants”), and Ernst & Young LLP (“EY”) (collectively, the Individual Defendants and EY are referred to herein as “Defendants” or the “Settling Defendants”); and (iii) Nominal Defendant MBII (together with Plaintiffs and Defendants, the “Settling Parties”). This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below) upon Court approval and subject to the terms and conditions hereof.

I.	BACKGROUND

A.	Litigation History

1.	The Mandelberg Action

On September 9, 2014, the Mandelberg Action was filed in the Superior Court of California, County of Yolo (“the Court”). On October 27, 2014, based on the factual overlap with the related securities class action styled Special Situations Fund III QP, L.P., et al. v. Marrone Bio Innovations, Inc., et al., Master File 2:14-cv-2571-MCE-KJN (E.D. Cal.) (“Securities Class Action”), pending in the United States District Court for the Eastern District of California—in an effort to preserve the resources of the parties in the Mandelberg Action

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and the Court—the parties in the Mandelberg Action executed and filed with the Court a Joint Stipulation and [Proposed] Order Temporarily Deferring Prosecution of Derivative Action. This stipulation requested that the Court defer prosecution of the Mandelberg Action until such time as: (a) the Defendants filed an answer to any complaint in the Securities Class Action; or (b) the Securities Class Action was dismissed in its entirety with prejudice; or (c) as otherwise ordered by the Court (including a further deferral of these proceedings), whichever occurred first. The Court granted this stipulation on October 28, 2014.

2.	The Spencer Action

On November 25, 2014, the Spencer Action was filed in the United States District Court for the Eastern District of California. The Spencer Action is also a stockholder derivative action on behalf of MBII and involves some of the same parties and factual allegations as the Securities Class Action and the Mandelberg Action. Following the filing of the Spencer Action, on December 23, 2014, the parties to the Spencer Action agreed to defer prosecution pending further progress in the Securities Class Action. The Court granted this stipulation on December 24, 2014.

3.	The Zeller Action

On October 14, 2015, the Zeller Action was filed, also in the Superior Court of California, County of Yolo. The Zeller Action involves some of the same parties and factual allegations as the Securities Class Action, the Mandelberg Action, and the Spencer Action, but also names as additional defendants the Company’s auditor EY and Absi.

While the Actions were temporarily deferred, counsel for Plaintiffs continued to monitor the proceedings in the Securities Class Action, continued to track the Company’s filings with the United States Securities and Exchange Commission (“SEC”), continued to monitor relevant Company press releases, and in particular, press releases issued and SEC filings made in connection with the Company’s continued investigation into the alleged accounting improprieties and related restatement of the Company’s financial results.

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B.	Settlement Efforts

In and around January 2016, MBII, the Individual Defendants, the Securities Class Action plaintiffs, and Plaintiffs agreed to participate in mediation with Jed Melnick, Esq. (“Mediator”) in New York, New York on April 4, 2016. In light of the upcoming mediation, on March 21, 2016, State Derivative Plaintiffs sent counsel for MBII and the Individual Defendants a detailed settlement demand letter outlining a proposed framework for settlement, including detailed proposed corporate governance reforms, and concurrently submitted a mediation brief to MBII, the Individual Defendants, and the Mediator. Federal Derivative Plaintiff also submitted a mediation brief.

On April 4, 2016, MBII, the Individual Defendants, MBII’s insurance carriers, the Securities Class Action plaintiffs, and Plaintiffs in the Actions participated in an all-day, in-person mediation session with the Mediator. The parties engaged in arm’s-length, good faith settlement negotiations and discussions regarding, inter alia, a proposed set of corporate governance reforms that would be in the best interests of the Company and its stockholders and could serve as the basis for settlement. In connection with the settlement discussions, Plaintiffs also took the position that any settlement of the Securities Class Action should not require MBII to contribute cash or stock to that settlement, and that any settlement proceeds should come exclusively from the insurance policies purchased for the benefit of MBII and MBII’s Directors and Officers (the “Policies”). Additionally, Plaintiffs took the position that MBII should no longer advance certain defense costs and that such reasonable attorneys’ fees and expenses should be paid by insurance policies purchased for the benefit of MBII and MBII’s Directors and Officers, and not by MBII. Despite arm’s-length negotiations with the assistance and involvement of the Mediator, Plaintiffs and the Individual Defendants were unable to reach an agreement to resolve the Actions at the April 4, 2016 mediation. However, MBII, the Individual Defendants, and the Securities Class Action plaintiffs were able to reach an agreement-in-principle to settle that action, and consistent with Plaintiffs’ demand that no contribution of cash or stock from MBII be made as part of the Securities Class Action settlement, all the settlement proceeds in the Securities Class Action came exclusively from the Policies.

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Following the mediation, Plaintiffs continued intensive, arm’s-length discussions with the Individual Defendants with the assistance of the Mediator. These discussions spanned many months and included numerous telephonic conference calls and emails during which the Settling Parties made various proposals concerning corporate governance reforms, as well as proposals concerning other settlement terms which would form the basis of any settlement achieved in the Actions. These discussions took place from April 2016 through July 2016.

On or about July 26, 2016, the Mediator made a confidential mediator’s proposal that, in his opinion, reflected an appropriate compromise among the respective positions, and balanced the relative strengths of Plaintiffs’ allegations, the inherent risks of complex litigation, and the potential benefits to the Company of a settlement. On July 27, 2016, after careful consideration, the Mediator’s proposal was accepted and thus an agreement-in-principle was reached to settle the Actions upon the terms and subject to the conditions set forth in this Stipulation. As part of the Settlement, MBII agreed to produce and in fact did produce certain confidential, non-privileged documents to Plaintiffs’ Counsel for their review to confirm that the Settlement was fair, reasonable, adequate, and in the best interests of MBII and its stockholders.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the Actions have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account, inter alia, the Company’s current precarious financial position and the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs

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and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their investigation and evaluation (detailed below), Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of MBII and its stockholders.

Plaintiffs’ Counsel has conducted an extensive investigation, including, inter alia: (i) reviewing MBII’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Actions and the potential defenses thereto; (iv) preparing and filing derivative complaints in the Actions; (v) reviewing and analyzing relevant pleadings in the Securities Class Action—and evaluating the merits of, and Defendants’ liability in connection with, the Securities Class Action and the Actions; (vi) reviewing and analyzing certain non-privileged Board materials, including audit committee minutes and Board of Director packets, for the period of alleged wrongdoing produced by MBII; (vii) reviewing MBII’s existing corporate governance policies and submitting multiple settlement demand corporate governance term sheets reflecting proposed reforms to strengthen the Company’s governance; (viii) reviewing the pleadings and other documents in related cases brought against MBII and Hector Absi by the SEC and the United States Department of Justice—Securities and Exchange Commission v. Marrone Bio Innovations, Inc., Case No. 2:16-cv-00321-MCE-KJN (E.D. Cal.); Securities and Exchange Commission v. Hector M. Absi, Jr., Case No. 2:16-cv-00320-MCE-KJN (E.D. Cal.); and United States v. Absi, Case No. 2:16-cr-0027-WBS (E.D. Cal.); (ix) participating in extensive settlement discussions including an all-day mediation in New York, as well as continued follow up emails and telephone calls with the Mediator for several months following the in-person mediation; and (x) negotiating this Stipulation and exhibits.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, as well as their review of the confirmatory discovery produced by MBII in connection with the Settlement, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable,

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and adequate, and confers substantial benefits upon MBII and its stockholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of MBII and its stockholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

MBII and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms set forth in Exhibit A hereto confer substantial and material benefits upon MBII and its stockholders, and that the filing, prosecution, and resolution of the Actions were material and substantial factors in the adoption, implementation, and/or maintenance of the Corporate Governance Reforms set forth in Exhibit A hereto. The Company and the Board further acknowledge that: (i) Plaintiffs in the Actions sought the appointment of new, independent directors to the Board, and that during the pendency of the Actions, three new independent directors were appointed to the Board; (ii) Plaintiffs’ Counsel advocated for and participated in facilitating a release of certain claims against MBII; and (iii) consistent with Plaintiffs’ demand that no contribution of cash or stock from MBII be made as part of the Securities Class Action settlement, all the settlement proceeds in the Securities Class Action came exclusively from the Policies.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied, and continue to deny, each and every one of the claims and contentions alleged by Plaintiffs in the Actions. The Settling Defendants expressly have denied, and continue to deny, all allegations of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, the Settling Defendants have denied, and continue to deny, among other things, that they breached fiduciary duties or any other duty owed to MBII or its stockholders, or that Plaintiffs, MBII, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and, to the extent applicable, in a manner they reasonably believed to be in the best interests of MBII and its stockholders.

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Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of MBII), by and through their respective attorneys of record, the Settling Defendants and MBII, by and through their respective attorneys of record, that in exchange for the consideration set forth below, and subject to the approval of the Court, the Actions and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1. “Actions” mean, collectively, the Mandelberg Action, the Zeller Action, and the Spencer Action.

1.2. “Court” means the Superior Court for the State of California, County of Yolo.

1.3. “Current MBII Stockholders” means any Person who owned MBII common stock as of the date of the execution of this Stipulation and who continues to hold such MBII common stock as of the date of the Settlement Hearing, excluding the Settling Defendants, the officers and directors of MBII, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

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1.4. “Corporate Governance Reforms” means the measures set forth in Exhibit A hereto.

1.5. “Defendants” mean, collectively, nominal defendant MBII, the Individual Defendants, and EY.

1.6. “Defendants’ Counsel” means Morrison & Foerster LLP, Brownstein Hyatt Farber Schreck, LLP, and Mayer Brown LLP.

1.7. “Effective Date” means the date by which the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.

1.8. “EY” means Ernst & Young LLP.

1.9. “Fee and Expense Amount” means the amount of attorney fees, expenses, and service awards awarded by the Court to Plaintiffs and Plaintiffs’ Counsel, which shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees, Plaintiffs’ service awards, and for the reimbursement of expenses that have been incurred or will be incurred in connection with the Actions.

1.10. “Federal Derivative Action” means the stockholder derivative litigation pending in the United States District Court for the Eastern District of California styled Spencer v. Pamela G. Marrone, et al., No. 14-cv-2779 (E.D. Cal.).

1.11. “Federal Plaintiff” means plaintiff Grant Spencer in the Federal Derivative Action.

1.12. “Federal Plaintiff’s Counsel” means The Wagner Firm and Glancy Prongay & Murray, LLP.

1.13. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has

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passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the award of attorneys’ fees and expenses or the payment of service awards. Any proceeding or order, or any appeal or complaint for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.14. “Individual Defendants” mean Pamela G. Marrone, Elin Miller, Dr. Pamela Contag, Tim Fogarty, Shaugn Stanley, George H. Kerckhove, Les Lyman, Rich Rominger, James B. Boyd, Donald J. Glidewell, Hector Absi, Joe Hudson, Lawrence Hough, and Ranjeet Bhatia.

1.15. “Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.16. “MBII” or the “Company” means nominal defendant Marrone Bio Innovations, Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.17. “MBII Defendants” means Pamela G. Marrone, Elin Miller, Dr. Pamela Contag, Tim Fogarty, Shaugn Stanley, George H. Kerckhove, Les Lyman, Rich Rominger, James B. Boyd, Donald J. Glidewell, Joe Hudson, Lawrence Hough, and Ranjeet Bhatia.

1.18. “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit B-1.

1.19. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.20. “Plaintiffs” means, collectively, all plaintiffs in the Actions.

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1.21. “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with any of the Actions.

1.22. “Related Persons” mean each of the Defendants and their past or present agents, officers, directors, partners, principals, employees, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, partners, principals, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

1.23. “Released Claims” shall collectively mean, to the fullest extent allowed by law, any and all claims, demands, rights, causes of action, and potential or actual liabilities of every nature and description, whether known or unknown, whether arising under federal, state, local, statutory, foreign, or common law or any other law, rule, or regulation, including Unknown Claims (as defined in ¶ 1.35 below), for compensatory damages, punitive damages, restitution, disgorgement or any other legal or equitable relief that could be sought under any legal theory that: (a) have been asserted by Plaintiffs derivatively on behalf of MBII against the Released Persons in any of the complaints filed in the Actions, or (b) Plaintiffs, MBII, or any Current MBII Stockholder has asserted or could have asserted in any forum that arise out of, relate to, or are based upon the allegations, transactions, facts, matters or occurrences, representations, misrepresentations, or omissions involved, set forth, or referred to in any of the complaints filed in the Actions, including without limitation, allegations relating to the Individual Defendants’ transactions in MBII securities, the Defendants’ performance of their duties as officers and/or directors and/or auditor of MBII, or any other action taken or alleged to have been taken by the Defendants as identified in any of the complaints in the Actions, except for claims relating to the enforcement of the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. Also excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.

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1.24. “Released Persons” mean, collectively, each of the Settling Defendants, which includes the Individual Defendants, EY, and MBII, and each and all of their Related Parties. “Released Person” means, individually, any of the Released Persons.

1.25. “Releasing Parties” mean MBII, Plaintiffs (both individually and derivatively on behalf of MBII), any other MBII stockholder on behalf of MBII, and Plaintiffs’ Counsel. “Releasing Party” means, individually, any of the Releasing Parties.

1.26. “Securities Class Action” means the securities class action pending in the United States District Court for the Eastern District of California styled Special Situations Fund III QP, L.P., et al. v. Marrone Bio Innovations, Inc., et al., Master File 2:14-cv-2571-MCE-KJN (E.D. Cal.).

1.27. “Settlement” means the terms and conditions contained in this Stipulation of Settlement dated November 15, 2016, and its exhibits.

1.28. “Settlement Hearing” means any hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.29. “Settling Defendants” means Pamela G. Marrone, Elin Miller, Dr. Pamela Contag, Tim Fogarty, Shaugn Stanley, George H. Kerckhove, Les Lyman, Rich Rominger, James B. Boyd, Donald J. Glidewell, Hector Absi, Joe Hudson, Lawrence Hough, Ranjeet Bhatia, and E&Y.

1.30. “Settling Parties” mean, collectively, each and all of the Plaintiffs (on behalf of themselves and derivatively on behalf of MBII), MBII, and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.31. “State Derivative Action” refers to the consolidated action pending in the Superior Court for the State of California, County of Yolo styled In re Marrone Bio Innovations, Inc. Stockholder Derivative Litigation, No. cv-14-1481(Cal. Super. Ct., County of Yolo).

1.32. “State Plaintiffs” mean all plaintiffs in the State Derivative Action.

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1.33. “State Plaintiffs’ Lead Counsel” means Johnson & Weaver, LLP and Bottini & Bottini, Inc.

1.34. “Stipulation” means this Stipulation of Settlement dated November 15, 2016, and its exhibits.

1.35. “Unknown Claims” mean any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1 The Board of Directors of MBII will adopt, implement, and/or maintain the Corporate Governance Reforms upon the terms and conditions set forth in Exhibit A hereto within sixty (60) days from the Effective Date of the Settlement.

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2.2 The Corporate Governance Reforms set forth in Exhibit A hereto shall remain in effect for a period of no less than four (4) years following the Effective Date of the Settlement, except for modifications required by applicable law or regulation, or an earlier modification determined to be necessary in the good faith business judgment of a unanimous vote of all the independent members of MBII’s Board.

2.3 In addition to the Corporate Governance Reforms set forth in Exhibit A hereto, the Company and the Board specifically acknowledge that: (i) Plaintiffs in the Actions sought the appointment of new, independent directors to the Board, and that during the pendency of the Actions, three new independent directors were appointed to the Board; (ii) Plaintiffs’ Counsel advocated for and participated in facilitating a release of certain claims against MBII; and (iii) consistent with Plaintiffs’ demand that no contribution of cash or stock from MBII be made as part of the Securities Class Action settlement, all the settlement proceeds in the Securities Class Action came exclusively from the Policies.

2.4 None of the terms or agreements in the Corporate Governance Reforms shall be deemed to be an admission of any kind, including that MBII’s prior board and corporate governance policies and procedures were deficient.

3.	Approval and Notice

3.1 Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current MBII Stockholders; and (iii) a date for the Settlement Hearing.

3.2 Notice to Current MBII Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B-1.

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3.3 MBII shall undertake the administrative responsibility for giving notice to Current MBII Stockholders and shall be responsible for paying the costs and expenses related to providing such notice to its stockholders. Within ten (10) calendar days after the entry of the Preliminary Approval Order, MBII shall post a copy of the Notice and Stipulation on the investor relations section of the Company’s website, shall file a Form 8-K with the SEC that includes both the Notice and Stipulation, which notice shall refer stockholders to the website of MBII to view the Notice and Stipulation. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by MBII. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current MBII Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, the Settling Defendants shall file with the Court an appropriate affidavit or declaration with respect to the filing of the Notice and Stipulation via a Form 8-K with the SEC and posting copies of the Notice and Stipulation on MBII’s website.

3.4 The Settling Parties agree to request that the Court hold a hearing in the Actions (the “Settlement Hearing”) sixty (60) days after Notice is given during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; and (b) dismissing with prejudice the State Derivative Action against the Settling Defendants.

3.5 Within ten (10) business days of the Judgment becoming Final, Federal Plaintiff’s Counsel and the Federal Plaintiff shall dismiss with prejudice the Federal Derivative Action.

3.6 Pending the Effective Date, all proceedings and discovery in the Actions shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement.

4.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

4.1 After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and MBII, with the assistance of the Mediator, separately negotiated an appropriate amount of

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attorneys’ fees and expenses to be paid by the Individual Defendants’ insurance carriers to Plaintiffs’ Counsel to compensate them for their work in the case and the substantial benefits conferred upon MBII and its stockholders by the Settlement. The Mediator determined that $600,000 was a fair and reasonable amount for such fees and expenses, and Defendants have agreed not to oppose an application by Plaintiffs’ Counsel to the Court for an award not to exceed this amount. The amount of attorneys’ fees and expenses actually awarded by the Court to Plaintiffs’ Counsel shall hereinafter be referred to as the “Fee and Expense Amount.”

4.2 Payment of the Fee and Expense Amount shall be made by the Individual Defendants’ insurance carriers to State Plaintiffs’ Lead Counsel, as receiving agents for all Plaintiffs’ Counsel, including Federal Plaintiff’s Counsel, within thirty (30) calendar days after: (i) the entry of an order awarding such attorneys’ fees and expenses, or (ii) the date on which sufficient wire instructions are provided to counsel for MBII, whichever is later, and shall be immediately releasable upon receipt by State Plaintiffs’ Lead Counsel, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, and subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned. Neither MBII nor EY nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

4.3 The Settling Parties further stipulate that State Plaintiffs’ Lead Counsel and Federal Plaintiff’s Counsel may apply to the Court for a service award of up to $1,500 for each of the State and Federal Plaintiffs, to be paid upon Court approval, in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions (the “Service Award”). The Service Award, if approved by the Court, shall be paid from the Fee and Expense Amount. Defendants shall not be liable for any portion of any Service Award.

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5.	Releases

5.1 Upon the Effective Date, as defined in ¶¶ 1.7 and 6.1, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Actions against the Released Persons, and shall be forever barred and enjoined from asserting any Released Claims against any Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2 Upon the Effective Date, as defined in ¶¶ 1.7 and 6.1, each of the Defendants and MBII shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (whether known or unknown, including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims, and shall be forever barred and enjoined from asserting any such claims against Plaintiffs and Plaintiffs’ Counsel. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. approval of the method of providing Notice to Current MBII Stockholders by the Court, and dissemination of Notice to MBII stockholders, as set forth in ¶¶ 3.1-3.3;

b. entry of the Judgment, in all material respects in the form set forth as Exhibit C annexed hereto, approving the Settlement without awarding costs to any party, except as provided herein;

c. the payment of the Fee and Expense Amount in accordance with ¶¶ 4.1 and 4.2; and

d. the passing of the date upon which the Judgment becomes Final.

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

6.2 If any of the conditions specified above in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Actions that existed immediately prior to the date of execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to State Plaintiffs’ Lead Counsel for the benefits of Plaintiffs’ Counsel shall be refunded and returned within fifteen (15) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of MBII, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties (except for EY) agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

Settlement, authority to release funds, authority for the Individual Defendants’ insurer(s) to disburse insurance proceeds consistent with this Stipulation, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

7.2 If any Bankruptcy Proceedings by or on behalf of MBII are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties (except for EY) agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by Defendants and/or their insurers under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by Defendants and/or their insurers under their respective policies or related compromise of coverage does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of MBII, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

8.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

8.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and MBII and its stockholders, on the one hand, and the

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure section 128.7, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws relating to the institution, prosecution, defense, and/or settlement of the Actions. No Settling Party or Related Party shall assert any claims for violation of California Code of Civil Procedure section 128.7, Rule 11 of the Federal Rules of Civil Procedure, or any other similar laws relating to the institution, prosecution, defense, or settlement of the Actions. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with an experienced mediator and competent legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.4 The Settling Parties agree that the Mediator shall retain jurisdiction over any settlement-related issues to resolve any settlement-related disputes arising between the Settling Parties. If any disputes arise related to the implementation and enforcement of the terms of this Stipulation, the Settling Parties will resolve such disputes with the assistance of the Mediator. If for any reason the Mediator is unavailable or has a conflict, the Settling Parties shall agree on a substitute neutral.

8.5 Neither this Stipulation nor the Settlement, including any exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or MBII; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault, or omission of any of the Released Persons or MBII in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.6 All designations and agreements made and orders entered during the course of the Actions relating to the confidentiality of documents or information shall survive this Settlement. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.7 Nothing set forth herein shall constitute a release by the Individual Defendants of their rights and obligations relating to indemnification or advancement of defense costs arising from the Company’s Certificate of Incorporation or Bylaws, Delaware law, or any indemnification agreement, undertaking, or similar agreement.

8.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.9 This Stipulation shall be deemed drafted equally by all parties hereto.

8.10 No representations, warranties, or covenants have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.11 Except as otherwise expressly provided herein, all parties, including all Settling Defendants and MBII and their counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

8.12 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

8.13 Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.14 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

8.15 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.16 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.17 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

8.18 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

8.19 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.20 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

8.21 This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.

8.22 The Court shall retain jurisdiction with respect to the implementation, and enforcement of the terms or this Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

8.23 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: November 11, 2016		JOHNSON & WEAVER, LLP
FRANK J. JOHNSON

	By:	/s/ FRANK J. JOHNSON
FRANK J. JOHNSON

600 West Broadway, Suite 1540
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856
frankj@johnsonandweaver.com

State Plaintiffs’ Lead Counsel

Dated: November 11, 2016		BOTTINI & BOTTINI, INC.
FRANCIS A. BOTTINI, JR.
YURY A. KOLESNIKOV

	By:	/s/ FRANCIS A. BOTTINI, JR.
FRANCIS A. BOTTINI, JR.

7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037
Telephone: (858) 914-2001
Facsimile: (858) 914-2002
fbottini@bottinilaw.com
ykolesnikov@bottinilaw.com

State Plaintiffs’ Lead Counsel

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

Dated: November 14, 2016		THE WAGNER FIRM
AVI WAGNER

	By:	/s/ AVI WAGNER
AVI WAGNER

1925 Century Park East, Suite 2100
Los Angeles, California 90067
Telephone: (310) 491-7949
Facsimile: (310) 694-3967
avi@thewagnerfirm.com

GLANCY PRONGAY & MURRAY LLP
Robert V. Prongay
1925 Century Park East, Suite 2100
Los Angeles, California 90067
Telephone: (310) 201-9150
Facsimile: (310) 201-9160
info@glancylaw.com

Federal Plaintiff’s Counsel

Dated: November 15, 2016		MORRISON / FOERSTER
JUDSON LOBDELL

	By:	/s/ JUDSON LOBDELL
JUDSON LOBDELL

425 Market Street
San Francisco, CA 94105
Telephone: (415) 268-7000
Facsimile: (415) 268-7522
JLobdell@mofo.com

Attorneys for Defendants
PAMELA G. MARRONE, DONALD J.
GLIDEWELL, JAMES B. BOYD, ELIN
MILLER, PAMELA CONTAG, TIM
FOGARTY, GEORGE KERCKHOVE,
LESLIE LYMAN, RICH ROMINGER,
SHAUGN STANLEY, JOE HUDSON,
LAWRENCE HOUGH, and RANJEET
BHATIA, and Nominal Defendant
MARRONE BIO INNOVATIONS, INC.

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

Dated: November 11, 2016		BROWNSTEIN HYATT FARBER SCHRECK, LLP
JONATHAN C. SANDLER

	By:	/s/ JONATHAN C. SANDLER
JONATHAN C. SANDLER

2049 Century Park East, Suite 3550
Lost Angeles, California 90067
Telephone: (310) 500-4600
Facsimile: (310) 500-4602
jsandler@bhfs.com

Attorneys for Specially-Appearing
Defendant Hector Absi

Dated: November 14, 2016		MAYER BROWN LLP
ELIZABETH MANN

	By:	/s/ ELIZABETH MANN
ELIZABETH MANN

350 South Grand Avenue
25th Floor
Los Angeles, CA 90071-1503
Telephone: (213) 229-9500
Facsimile: (213) 625-0248
emann@mayerbrown.com

Attorneys for Defendant
ERNST & YOUNG LLP

STIPULATION OF SETTLEMENT; Lead Case No. CV14-1481

Exhibit A

I.	Corporate Governance Reforms

The Board of Directors of Marrone Bio Innovations, Inc. (“MBII” or the “Company”) will adopt and/or implement (to the extent not already implemented) the corporate governance reforms (the “Corporate Governance Reforms”) detailed below within a period of sixty (60) days from the Effective Date of the Settlement. The Board of Directors will adopt resolutions and amend committee Charters and/or Bylaws to ensure adherence to the following Corporate Governance Reforms, which will remain in effect for a period of no less than four (4) years following the Effective Date of Settlement, except for modifications required by applicable law or regulation, or an earlier modification is determined to be necessary in the good faith business judgment of a unanimous vote of all of the independent members of MBII’s Board of Directors. MBII and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms confer substantial and material benefits upon MBII and its stockholders, and that the filing, prosecution, and resolution of the Actions were material and substantial factors in the implementation and/or maintenance of the Corporate Governance Reforms.

A.	Board of Directors

a.	Board Independence: MBII will amend its Bylaws or Articles of Incorporation to require that at least three-fourths of the Board be comprised of Independent Directors as specified in NASDAQ Stock Market (“NASDAQ”) listing rule 5605(a)(2). The Board will comply with the standards required by NASDAQ and the SEC. Upon expiration of their current terms, Directors will be re-nominated to the Board subject to the same criteria as are newly nominated Directors.

b.	Director Term Limits: The Nominating and Governance Committee will consider the value to the Company of procuring continuing service from any member of the Board that has served for more than ten (10) years.

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EXHIBIT A

c.	Authorization to Retain Counsel: The Board’s committees will have standing authorization, at their discretion, to obtain legal or other advisors of their choice who will report directly to the Board or the committee.

d.	Limited Director and Committee Engagements: MBII will limit director and committee engagements outside the Company so as to allow each director sufficient time to fulfill his or her fiduciary duties. Directors will not serve on the boards of directors of more than three (3) other public companies without the approval of the Nominating and Corporate Governance Committee. The Nominating and Governance Committee will review any potential legal impediment, conflict of interest, or other consideration brought to its attention as potentially hindering or preventing a director from fulfilling his or her fiduciary duties to MBII.

e.	Meetings in Executive Session: The Independent Directors of the Board are expected to meet in executive session at each regularly scheduled meeting of the Board outside the presence of any director who serves as an officer of MBII.

f.	Dissemination of Board Materials One Week Prior to Meetings: In order to give the Board the ability to meaningfully discuss and address critical matters at each Board meeting, the materials the Board will be discussing at each meeting will be delivered to Board members at least a week prior to the meeting, or as far in advance as possible if a week prior is impractical (for example, if a special meeting is called on short notice).

g.

Director Orientation and Continuing Education: All members of the Board will be provided with membership in the National Association of Corporate Directors in order to facilitate the expectation that each director be involved in continuing director education on an ongoing basis. All new members of the Board will receive an orientation program designed to educate the new

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EXHIBIT A

director about the Company, its policies and procedures, and its business activities, including briefings by senior management. Within three (3) months of their election or appointment to the Board, the Company’s Nominating and Corporate Governance Committee, in coordination with MBII’s General Counsel, will provide additional training on corporate governance guidelines and best practices.

B.	Amendments to the Nominating and Governance Committee Charter

a.	Stockholder Proposals: The current charter of the Nominating and Governance Committee will be amended to provide that: (1) each stockholder proposal will be evaluated by the Nominating and Governance Committee; (2) the Nominating and Governance Committee will be responsible for providing a recommendation to the Board for or against such stockholder proposal and the reasons for such a recommendation; (3) the Nominating and Governance Committee may retain the assistance of outside advisors to assist it in its evaluation; and (4) for each such stockholder proposal that is set forth in a Proxy Statement, the Board will recommend for, against, or will state that it takes no position.

C.	Audit Committee Reforms

a.	The current charter of the Audit Committee will be amended to provide that the election of the Chairperson of the Audit Committee will be made by sitting members of the Audit Committee.

b.

The current charter of the Audit Committee will be further amended to state that: (1) no director will serve as chair of the Audit Committee for more than six (6) years; (2) the Audit Committee will review all “material, proposed compliance-related” disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s annual and quarterly financial statements; and (3) if at least

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EXHIBIT A

one new director has not been added to the Audit Committee, whether as an additional member or as a replacement member, during a three (3) year period, the Nominating and Governance Committee will review the composition of the Audit Committee and make a recommendation regarding the retention or rotation of current members.

c.	The Audit Committee will meet with the outside auditors and the Company’s Disclosure Committee (as defined in § I.H., infra) as needed, including before the filing of MBII’s quarterly and annual reports with the SEC.

d.	The minutes of the Audit Committee will be maintained by MBII’s General Counsel for no less than eight (8) calendar years, or as required by applicable law, whichever is longer.

D.	Revisions to the Company’s Code of Business Conduct and Ethics

a.	The Company will revise its Code of Business Conduct and Ethics to: (1) state that each officer, employee, director, and agent of the Company is required to comply with the applicable rules and regulations of the SEC and may not knowingly cause the Company to violate any such rules or regulations; (2) provide that if any Company Personnel is “asked to improperly report revenue, or asked to falsify any other records related to compliance with the SEC’s rules, regulations or guidance, or is aware of unlawful conduct by anyone else in the Company, each Company Personnel has the responsibility to immediately report the event to the Company’s General Counsel, Corporate Compliance Officer, or other relevant authority”; and (3) provide that no officer, employee, and/or director of MBII has any authority to engage in conduct inconsistent with or in violation of applicable U.S. laws and regulations, or to authorize, direct, or condone such conduct by any other person.

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EXHIBIT A

E.	Corporate Compliance Officer Duties and Responsibilities

a.	The Corporate Compliance Officer will be a person with executive-level experience in risk mitigation. The duties of the Corporate Compliance Officer will include, but not be limited to, oversight and administration of the Company’s corporate governance policies, including the Company’s Code of Business Conduct and Ethics, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Corporate Compliance Officer will be primarily responsible for managing the Company’s ethics and compliance program and assisting the Audit Committee and the Board in fulfilling its oversight duties with regard to the Company’s compliance with applicable laws and regulations.

b.	The Corporate Compliance Officer will timely evaluate reports regarding unlawful conduct for immediate reporting to the Audit Committee and Disclosure Committee (as defined in § I.H., infra).

c.	The Corporate Compliance Officer will prepare and submit a report on a quarterly basis to the Audit Committee and Disclosure Committee concerning the substance of new reports received regarding potentially unlawful conduct within the prior quarter, if any. The quarterly report will also include an update regarding the status of the inquiry or investigation of such reports, as well as the status of the inquiry or investigation of any outstanding reports received prior to the preceding quarter.

F.	MBII Will Provide the Following Training Sessions to Appropriate Company Personnel

a.	The leadership team and all employees in the sales, product management and business development, marketing, supply chain, and finance

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EXHIBIT A

departments will receive, on a periodic basis, training on the Company’s revenue recognition and accounting policies, including, among other things, proper transactional terms, prohibited transactional terms, and the approval process for additional or non-standard terms.

b.	All employees will receive training on the Company’s Code of Business Conduct and Ethics, whistleblower policy (including how to access the whistleblower hotline and the Company’s anti-retaliation policy), travel and expense policy, the significant and important roles of the finance department and external auditors for a public company, the importance of providing information to the finance department in a transparent and open manner, and the Company’s requirements regarding expense reporting.

c.	On an annual basis, the sales organization, including those involved with executing sales transactions, will receive additional training on the Company’s revenue recognition policy, including illustrative examples of terms and conditions that can have an impact on the timing of revenue recognition and the need for timely communication with the finance department.

G.	Internal and External Audit Functions

a.	Internal Audit Function: The Company will maintain its Internal Audit Function. The individual with the responsibility for the Internal Audit Function, currently the Controller, will review the Company’s compliance with Company policies and review key risk areas. As often as the individual with the responsibility for the Internal Audit Function, and/or Audit Committee and/or Board deem it appropriate, but at least on an annual basis, a written report will be prepared describing the Internal Audit’s findings, opinions, and recommendations, if any. These written reports will be directed to the Chief Executive Officer, Chief Financial Officer (“CFO”), Disclosure Committee (as defined in § I.H., infra), and the Audit Committee for review and, if necessary, remedial action.

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EXHIBIT A

H.	Formalization of the Disclosure and Controls Committee

a.	MBII will maintain a Disclosure and Controls Committee (the “Disclosure Committee”) to coordinate and oversee the preparation of documents filed with the SEC with the objective of promoting compliance with Company policies, procedures, and controls. The Disclosure Committee members will consist of senior officers and/or representatives from the key functional areas of the Company, and will be chaired by the Controller or an appropriate designee of the Controller or CFO.

b.	The description of the responsibilities of the Disclosure Committee, as set forth below, will be provided to the members of the Disclosure Committee upon appointment to the Disclosure Committee:

i.	Establishing controls and other procedures to promote the timely and accurate reporting of information that the Company discloses to the public in its SEC filings and related press releases and earnings calls;

ii.	Designing, implementing, and monitoring the Company’s disclosure controls and procedures;

iii.	Evaluating the effectiveness of the Company’s disclosure controls and procedures as of the end of each quarter and year-end;

iv.	Reviewing the Company’s Exchange Act filings (including Form 10-Qs, Form 10-Ks, Form 8-Ks, and Proxy Statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors;

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EXHIBIT A

v.	Reviewing each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects;

vi.	Reporting and advising the Company with respect to the certifications that must be provided for the Company’s quarterly and annual reports; and

vii.	Evaluating the materiality of information and events relating to or affecting the Company, and determine the timing and appropriate method of disclosure of information deemed material.

c.	The Disclosure Committee will continue to hold regular meetings prior to the preparation and filing of the Company’s annual and quarterly financial statements, and additional meetings from time to time as directed by the Disclosure Committee Chairperson.

d.	Representatives of the Company’s independent auditors and other personnel of the Company, or representatives of its outside advisors, will continue to be invited to attend Disclosure Committee meetings as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

e.	The Disclosure Committee Chairperson will report any concerns regarding disclosure or control issues to the Audit Committee.

I.	Publication of Corporate Governance Policies

a.	The Company will place its revised Code of Business Conduct and Ethics policy on the Company’s website for public access and review, and will continue to make available its Corporate Governance Guidelines, its Insider Trading Policy, and each of the Board’s committee charters.

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EXHIBIT A

J.	Modification of Travel and Expense Policy

a.	The Company modified its travel and expense policy to include:

(i) implementation of a protocol for approval of expenses above a certain threshold by the employee’s manager and a finance department employee;

(ii) performance of periodic audits of expense reports and developing thresholds for automatic review and procedures for random testing; and

(iii) pre-approval requirements for certain expenses, including but not limited to, gifts to and entertainment of vendors and distributors.

K.	Modification of the Revenue Recognition Policy

a.	The Company implemented internal controls related to accounting for revenue transactions accounted for under a sell-through basis where applicable, including the performance of physical inventory observations at distributor locations, the review and reconciliation of sales and inventory information provided by these customers, and interviews of certain sales personnel.

L.	Internal Control Modifications

a.	The Company modified its form distribution agreement by: (i) adding a contractual clause that the Company offers no opportunity for inventory returns or credit and rebilling under any circumstance other than a warranty claim pursuant to standard warranty provisions stated, and that no employee or representative of the Company is authorized to offer inventory returns or credit and rebilling either written or verbally; and (ii) the Company expressly objects to any additional or different terms contained in any order, acknowledgement, proposal or other communication, written or otherwise.

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EXHIBIT A

M.	Enhanced Review of Outside Vendors

a.	The Company conducted a review of its approval process for selection and approval of outside vendors, including approval process for disbursements to distributors, and evaluation of signing authority process and limits. The Company will continue to conduct ongoing monitoring of effectiveness of such process and limits.

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EXHIBIT A